Exhibit 99.1


Digital Recorders, Inc. Announces Debenture Conversions and Exercises, and Effectiveness of S-3 Filing

    DALLAS--(BUSINESS WIRE)--April 30, 2004--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that certain of its outstanding debt securities and preferred stock have been converted into shares of common stock.

    Debenture Conversions and Exercises

    BFSUS Special Opportunities Trust PLC and Renaissance U.S. Growth Investment Trust PLC have converted the debentures held by them in accordance with their terms. Upon such conversions, the Company issued an aggregate of 2,075,000 shares of common stock to the holders. The debentures that have been converted and recorded as equity had an aggregate principal amount of $4,150,000 and bore interest at 8.0 percent per annum. The Company believes that these shares have been sold to other investors. This conversion results in $332,000 reduced interest expense per annum. A pro forma presentation of this and other transactions detailed herein will be included in the Company's Form 10-Q for the quarter ended March 31, 2004, which is expected to be filed on or about Wednesday, May 5, 2004.
    Concurrently with the debenture conversions, all of the Company's outstanding shares of Series F Convertible Preferred Stock, which were held by Dolphin Offshore Partners, L.P., were converted into 760,232 shares of the Company's common stock. The Series F Convertible Preferred Stock had an aggregate liquidation value of $1,520,414 and required the payment of dividends, payable in additional shares of Series F Convertible Preferred Stock, at the rate of 3.0 percent per annum.
    The conversions of the debentures and Series F Stock did not result in any cash proceeds to the Company. However, the Company has received approximately $605,500 as payment of exercise prices in connection with the exercise of certain warrants to purchase an aggregate of 170,000 shares of common stock since April 26, 2004. These warrant exercises, together with the conversions, previously announced private placement of 625,000 shares and partial conversion of other convertible securities, have increased the number of outstanding shares of common stock of the Company at April 30, 2004, to approximately 7,639,707 shares, up from 3,944,475 shares at March 31, 2004.

    Effectiveness of S-3 Filing

    The Company also announced that its previously filed Registration Statement on Form S-3, as amended, was declared effective on April 24, 2004. On April 29, 2004, the Company filed with the Securities and Exchange Commission the final Prospectus and Prospectus Supplement No. 1 in connection with the Registration Statement. The Registration Statement covers the resale by certain security holders of the Company, including BFSUS Special Opportunities Trust PLC, Renaissance U.S. Growth Investment Trust PLC, and Dolphin Offshore Partners, L.P., of up to 3,543,893 shares of the Company's common stock. The Company will not receive any proceeds from the sale of the shares covered by that Registration Statement.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies' surveillance capabilities. Our transit communications products -TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle monitoring systems -- enhance public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing the Company's business plan, and the impact on the Company of its relationships with its lenders and creditors. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and the risks associated with our business.

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             E-Mail: veronicam@digrec.com